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Ms. Doreen Biebusch
Chairperson of the Audit Committee
Gilman + Ciocia, Inc.
JDJ Resources Inc.
31 Milk Street, Suite 901
Boston, MA 02109


May 14, 2002


Dear Ms. Biebusch:


I write to you in your capacity as Chairperson of the Audit Committee of Gilman + Ciocia ("the Company").

On February 15, 2002, Andersen began its quarterly review of the financial statements for the second quarter ended December 31, 2001. During our review, Mike Mannion, the controller, notified the engagement team that the accounting department had discovered an unreconciled difference of approximately $525,000 (net, credit balance) in the intercompany accounts. On February 17, Dave Puyear, the CFO, informed me that he had learned about the problem only a week earlier. He stated that the Company was in the process of investigating and that he did not know the reason for the difference or the period that the difference related to, but he believed that it related to the first and second quarter of fiscal 2002 only.

On a conference call on February 19, Ariel Speier, the Andersen engagement manager, and I discussed with the Audit Committee the net $525,000 unreconciled difference in the intercompany accounts. The Committee informed us that they were already aware of discrepancy in the intercompany accounts, having been informed by the company the previous week.

On May 6, 2002, Andersen began the quarterly review of the Company's March 31, 2002 financial statements. During our review, Mike Mannion provided Andersen with roll-forward information with respect to the intercompany balances indicating that $600,000 (debit) of the net intercompany difference related to the second and possibly the third quarter of fiscal 2001; a nominal difference in the first quarter of fiscal 2002; and, approximately $1,150,000 (credit balance) of the net intercompany difference related to the second quarter of fiscal 2002. Mr. Mannion also informed us that Lorenzo Mendizabal and Lynda Mercurio (members of the accounting department) told him that the $600,000 decrease to net income as of June 30, 2001 was known to the company's accounting group and the CFO before the completion of the audit of the June 30, 2001 financial statements and subsequent filing of the Form 10-K. Mendizabal told Andersen he was instructed by the CFO during the year-end audit to ignore the unreconciled $600,000 intercompany difference.

On May 9, we learned that the Audit Committee held a meeting on February 13, 2002. The minutes for this meeting were not disclosed to us during the second quarter review and were not





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Ms. Doreen Biebusch
May 14, 2002
Page 2



included in the minutes Representation Letter we received from the Company on February 15, 2002.

The foregoing circumstances trigger a possible reporting obligation for Andersen under Section 10(A)(b)(2) of the Securities Exchange Act of 1934 as amended by Title III of the U.S. Private Securities Litigation reform Act of 1995. As the Company's outside auditors, we have certain obligations under Section 10A if information comes to our attention during our work indicating that an illegal act may have occurred. Specifically, the auditor is required to determine whether it is likely that an illegal act has occurred, to consider its effect on the financial statements, if any, and to inform the appropriate level of management and possibly the board of directors. An auditor must also assure itself that management and the board have taken or are taking timely and appropriate remedial action.

The information provided to us indicates that the Company must take immediate action to ensure that a thorough, complete and independent investigation is conducted. We strongly recommend that the Audit Committee appoint a Special committee to lead the investigation, and that the Special Committee retain its own separate and independent legal counsel.

Accordingly, we ask that the Audit Committee inform us of the actions it has undertaken in response to this communication.

Very truly yours,



Wendy B. Stevens


cc:      Thomas Povinelli, CEO, Gilman + Ciocia, Inc.
         John F. Benedik, Arthur Andersen LLP
         Audit Committee Members, Gilman + Ciocia, Inc.